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                                                                      EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-44312, 33-45651, 33-49775, 33-55851, 33-64193, 333-01723, 333-01121, 333-15079,
333-15079-1 through 4, 333-20427, and 333-20427-1 through 3) and in the
Registration Statements on Form S-8, as amended, (Nos. 33-61167, 33-61181, 33-65065, 33-49267, 33-32659, 33-49419 and 33-63659) of our report dated January
8, 1997 appearing on page 34 of the J. P. Morgan & Co. Incorporated Annual Report, which is included as exhibit 13 to Form 10-K for the year ended
December 31, 1996.


/s/ PRICE WATERHOUSE LLP
------------------------
Price Waterhouse LLP
New York, New York
March 24, 1997